                                                                      EX. (i)(2)

[GOODWIN/PROCTER LOGO]                                       Goodwin Procter LLP
                                                             Counsellors at Law
                                                             Exchange Place
                                                             Boston, MA 02109
                                                             T:617.570.1000
                                                             F:617.523.1231



July 27, 2001



Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois 60563

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 24 (the "Amendment") to the Registration Statement (No. 33-19228) on Form N-1A (the "Registration Statement") of Calamos Investment Trust, a Massachusetts business trust (the "Registrant"), to our opinion with respect to the legality of the shares of the Registrant representing interests in Class A shares, Class B shares, Class C shares and Class I shares in the Calamos Convertible Fund, the Calamos Convertible Growth and Income Fund, the Calamos Global Convertible Fund, the Calamos Growth Fund, the Calamos Market Neutral Fund, the Calamos High Yield Fund and the Calamos Convertible Technology Fund, which opinion was filed as an exhibit to Post-Effective Amendment No. 23 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

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